Exhibit 4.3

OMNIBUS AMENDMENT

November 21, 2024

This OMNIBUS AMENDMENT, dated as of the date specified above (this “Amendment”), is by and among FB Resid Holdings I, LLC, a Delaware limited liability company, (the “Issuer”), FAT Brands Royalty I, LLC, FAT Brands GFG Royalty I, LLC, FAT Brands Twin Peaks I, LLC, FAT Brands Fazoli’s Native I, LLC, and FAT Brands Inc. (each as an “Obligor”), each Noteholder party hereto, and UMB Bank, N.A., as trustee (the “Trustee”), to (i) the Base Indenture, dated as of July 10, 2023 (as supplemented by that certain Series 2023-1 Supplement, dated as of July 10, 2023, and that certain Series 20234-1 Supplement, dated as of the date hereof, each between the Issuer and the Trustee, and as further amended, restated, modified or otherwise supplemented from time to time, the “Indenture”), by and among the Issuer and the Trustee and (ii) the Irrevocable Payment Direction Letter, dated July 10, 2023 as amended, restated, modified or otherwise supplemented from time to time, the “Direction Letter”), from FAT Brands Royalty I, LLC, FAT Brands GFG Royalty I, LLC, FAT Brands Twin Peaks I, LLC and FAT Brands Fazoli’s Native I, LLC, as issuers, and FAT Brands Inc., as manager, to UMB Bank, N.A. and acknowledged by UMB Bank, N.A. and the Issuer. Whenever used in this Amendment and unless the context requires a different meaning, capitalized terms used herein and not otherwise expressly defined herein shall have the meanings assigned to such terms in the Indenture.

R E C I T A L S

WHEREAS, the parties hereto desire to amend the Indenture in certain respects pursuant to and in accordance with Section 13.2 of the Indenture and to amend the Direction Letter in accordance with its terms;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Indenture.

i. Section 4.1(b) of the Indenture is hereby amended by replacing such Section in its entirety with the following:

“(b) Concurrently with the delivery thereof under each Existing Securitization, the Manager shall deliver a copy of each Monthly Manager’s Certificate (as defined in each Existing Securitization) to the Trustee and the Controlling Class Representative.”

ii. Section 5.5(a) of the Indenture is hereby amended by inserting the following new clause (vi) in appropriate order at the end of such Section 5.5(a):

“(vi) the Excess Amounts Account for the deposit of Excess Amounts.”

iii. Section 5.7(c) of the Indenture is hereby amended by inserting the following new language at the end thereof:

iv. “From and after the Refinancing Date, each of the Existing Issuers and the Existing Managers further agree and direct the Trustee pursuant to this Agreement and the Direction Letter to make payment of all Excess Amounts to the Excess Amounts Account if (i) the Trustee has received prior written notice of the occurrence and continuation of an Event of Default or (ii) to the extent that the Controlling Class Representative (acting reasonably and in good faith, based on information provided by the Manager) has provided prior written notice to the Trustee that certain Excess Amounts are required to satisfy clauses (i) through (vi) of the Priority of Payments on the next applicable Monthly Allocation Date. For the avoidance of doubt, amounts deposited into the Excess Amounts Account pursuant to the Direction Letter prior to any Monthly Allocation Date will be included in Retained Collections and deposited in the Collection Account for application in accordance with Section 5.10 on such Monthly Allocation Date.”

v. Section 5.9(c)(ii) of the Indenture is hereby amended by replacing such provision with [Reserved].

vi. Section 5.11 of the Indenture is hereby amended by inserting the following new Section 5.11(c) at the end thereof:

“(c) Notwithstanding the foregoing to the contrary, with respect to (i) any Mandatory Prepayment Amount and/or (ii) from and after the occurrence of any Event of Default, (i) payments of interest and principal with respect to the Class A-1 Notes and the Class A-2 Notes shall be made in accordance with the Applicable Class A Payment Priority and (ii) no amounts (whether of principal, interest or otherwise) shall be payable on or with respect to the Class A-1B Notes or the Class A-2B Notes unless and until amounts then due and owing to the Class A-1A Notes and the Class A-2A Notes have been paid in full in cash.”

vii. Section 8.31 of the Indenture is hereby amended by replacing such Section 8.31 in its entirety with the following:

“Section 8.31 Specified Additional Issuances, etc.

Without the prior written consent of the Controlling Class Representative, in its sole discretion, the Manager and Issuer shall not permit (i) any Equity Interests of any Existing Issuer to be sold, transferred or disposed, other than the transactions contemplated by the Twin Peaks Listing Event or (ii) any Specified Additional Issuance.”

viii. Section 9.2 of the Indenture is hereby amended by inserting the following new clause (n) in appropriate order, immediately after clause (m):

“(n) the Issuer or an Affiliate of the Issuer shall fail, on or prior to July 31, 2026, to have prepaid or purchased Class A-1A Notes and Class A-2A Notes held by the Controlling Class Representative and its Approved Funds in an aggregate principal amount equal to or greater than $20,000,000;”

ix. Annex A to the Indenture is hereby amended by deleting the definition of “Mandatory Contribution Amounts”.

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x. Annex A to the Indenture is hereby amended by replacing the definitions of “Existing Issuer”, “Existing Securitization”, “Collateral”, “Collateral Transaction Documents”, “Mandatory Amounts” “Specified Additional Issuance”, “TP Indenture” and “TP Issuer” with the following:

“Existing Issuer” means each of the following entities as a securitization issuer: (i) FAT Brands Royalty I, LLC, (ii) FAT Brands GFG Royalty I, LLC, (iii) until the occurrence of the Twin Peaks Listing Event, Twin Hospitality I, LLC and (iv) FAT Brands Fazoli’s Native I, LLC.

“Existing Securitization” means the securitization transactions involved each of the following entities as a securitization issuer: (i) FAT Brands Royalty I, LLC, (ii) FAT Brands GFG Royalty I, LLC, (iii) until the occurrence of the Twin Peaks Listing Event, Twin Hospitality I, LLC and (iv) FAT Brands Fazoli’s Native I, LLC.

“Collateral” has the meaning set forth in Section 3.1 of the Base Indenture and, solely with respect to any Notes held by the Controlling Class Representative and its Approved Funds, “Collateral” shall include the “Pledged Shares” and the “Securities Collateral” (each as defined in the Pledge Agreement).

“Collateral Transaction Documents” means the Contribution Agreement, the Account Control Agreements, the Management Agreement, the Back-Up Management Agreement and the Pledge Agreement.

“Mandatory Amounts” means the Mandatory Prepayment Amount.

“Specified Additional Issuance” means any (i) additional issuance of any series of notes under any Existing Securitization following the First Amendment Date and (ii) any refinancing of any series of notes under any Existing Securitization following the First Amendment Date.

“TP Indenture” means the Base Indenture, dated as of the First Amendment Date, by and between Twin Hospitality I, LLC and UMB Bank, N.A., as trustee and securities intermediary.

“TP Issuer” means Twin Hospitality I, LLC.

xi. Annex A to the Indenture is hereby further amended by inserting the following new definitions in appropriate alphabetical order:

“Acceptable Exchange” means any of the following markets or exchanges on which the Pledged Shares are listed or quoted for trading on the date in question: (i) the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock exchange, or the NYSE American or (ii) if acceptable to the Controlling Class Representative, any other “national securities exchange” designated as such from time to time by the United States Securities and Exchange Commission.

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“Applicable Class A Payment Priority” means (i) Class A-1A Notes will be (A) senior in right of payment of interest to other Class A-1 Notes (including, without limitation, Class A-1B Notes) and (B) senior in right of payment of principal to other Class A-1 Notes (including, without limitation, the Class A-1B Notes) and (ii) Class A-2A Notes will be (A) senior in right of payment of interest to other Class A-2 Notes (including, without limitation, Class A-2B Notes) and (B) senior in right of payment of principal to other Class A-1 Notes (including, without limitation, the Class A-2B Notes).

“Approved Fund” means any Person (other than a natural person) that is engaged or advises funds or other investment vehicles that are engaged in making, purchasing, holding or investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business and that is administered, advised or managed by (a) the Controlling Class Representative, (b) an Affiliate of the Controlling Class Representative or (c) an entity or an Affiliate of an entity that administers, advises or manages the Controlling Class Representative.

“Class A-1A Notes” means all Class A-1 Notes held by Noteholders other than the Issuer or its Affiliates.

“Class A-1B Notes” means all Class A-1 Notes held by the Issuer or its Affiliates or their respective successors and assigns.

“Class A-2A Notes” means all Class A-2 Notes held by Noteholders other than the Issuer or its Affiliates.

“Class A-2B Notes” means all Class A-2 Notes held by the Issuer or its Affiliates or their respective successors and assigns.

“Existing Managers” means each of the following entities in their capacity as managers under the Existing Securitizations: (i) FAT Brands Inc. and (ii) until the occurrence of the Twin Peaks Listing Event, Twin Hospitality Group Inc.

“Excess Amounts” means all “Excess Amounts” as set forth in each Existing Securitization.

“Excess Amounts Account” means the segregated, non-interest bearing trust account entitled “UMB Bank, N.A., as trustee f/b/o the Secured Parties, FB Resid Holdings I, LLC Excess Amounts Account”, maintained by the Trustee pursuant to Section 5.5 of the Base Indenture or any successor securities account maintained pursuant to Section 5.5 of the Base Indenture.

“First Amendment Date” means November 21, 2024.

“Pledge Agreement” means that certain Pledge Agreement, to be dated on or about the Refinancing Date, among FAT Brands Inc., as Pledgor and UMB Bank, N.A., solely in its capacity as Trustee and Securities Intermediary.

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“Pledged Shares” means the shares of Class A Common Stock, par value $0.0001 per share, of Twin Hospitality Group Inc. (or its successor) that are owned by FAT Brands and not distributed to its shareholders at the time of the Twin Peaks Listing Event.

“Refinancing Date” means the date on which the Twin Peaks Refinancing is consummated.

“Twin Peaks Listing Event” mean the date on which (i) the dividend or distribution of approximately 5% of the Class A Common Stock of Twin Hospitality Group Inc. to the shareholders of FAT Brands, (ii) commencing of trading of the Class A Common Stock of Twin Hospitality Group Inc. on an Acceptable Exchange, (iii) all filings related with respect to the foregoing required pursuant to the rules and regulations of the U.S. Securities and Exchange Commission are effective, (iv) the deposit of the Pledged Shares into the account specified in the Pledge Agreement and (v) the Pledge Agreement is in full force and effect.

“Twin Peaks Refinancing” means the payment in full in cash of all outstanding Notes (including all principal of and interest thereon) issued under that certain Base Indenture, dated as of October 1, 2021, by and between FAT Brands Twin Peaks I, LLC and UMB Bank, N.A., as trustee and securities intermediary.

2. Amendments to Direction Letter.

i. The first paragraph of the Direction Letter is hereby amended and restated in its entirety to read as follows:

“Reference is hereby made to the Base Indentures set forth on Exhibit A hereto. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the applicable Base Indenture. For purposes of this instruction letter, (a) “Managers” shall mean (i) FAT Brands Inc. (“FAT Brands”) and, (ii) until the occurrence of the Twin Peaks Listing Event, Twin Hospitality Group Inc. (“Twin Hospitality”), and (b) “Issuers” shall mean (i) FAT Brands Royalty I, LLC, (ii) FAT Brands GFG Royalty I, LLC, (iii) until the occurrence of the Twin Peaks Listing Event, Twin Hospitality I, LLC (the “TP Issuer”), and (iv) FAT Brands Fazoli’s Native I, LLC. Pursuant to Section 5.10 of each Base Indenture, UMB Bank, N.A., as trustee under each Base Indenture (the “Trustee”), shall make payment of the applicable Residual Amount at the direction of the applicable Issuer. Each Issuer hereby directs the Trustee to make payments in respect of the applicable Residual Amount from and after July 10, 2023 payable to FAT Brands and shall remit all such funds on behalf of FAT Brands, by immediately sending such amounts by wire or ACH transfer, to the following bank account (the “FBRH 2023-1 Collection Account”):

Bank Name: UMB Bank NA

Bank Address: 1010 Grand Blvd, Kansas City, MO 64106

Bank ABA#: xxxxxxxx

SWIFT Code: xxxxxxxx

Account Name: xxxxxxxx

Account Number: xxxxxxxx

Reference: xxxxxxxx

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From and after the Refinancing Date, the Issuers and the Managers further agree and direct the Trustee to make payment of all Excess Amounts to the following bank account (the “FBRH 2023-1 Excess Amounts Account”) if (i) the Trustee has received prior written notice of the occurrence and continuation of an Event of Default or (ii) to the extent that the Controlling Class Representative (acting reasonably and in good faith, based on information provided FAT Brands in its capacity as Manager for the Resid Indenture (defined below)) has provided prior written notice to the Trustee that certain Excess Amounts are required to satisfy clauses (i) through (xiii) of the Priority of Payments on the next applicable Monthly Allocation Date:

Bank Name: UMB Bank NA

Bank Address: 1010 Grand Blvd, Kansas City, MO 64106

Bank ABA#: xxxxxxxx

SWIFT Code: xxxxxxxx

Account Name: xxxxxxxx

Account Number: xxxxxxxx

Reference: xxxxxxxx

Except as otherwise provided herein with respect to the payment of Residual Amounts, each Issuer agrees that it shall not declare or pay any distributions on any of its limited liability company interests.

ii. Effective as of the Refinancing Date, Section 3 of Exhibit A of the Direction Letter is replaced in its entirety with the following: “Base Indenture, dated as of November 21, 2024 (the “TP Base Indenture”), by and between Twin Hospitality I, LLC (the “TP Issuer”) and UMB Bank, N.A., as trustee and securities intermediary.”

iii. Effective as of the Refinancing Date, references to FAT Brands Inc. as the Manager for the TP Indenture shall be replaced with Twin Hospitality Group Inc. and Twin Hospitality Group Inc. shall become a party to the Direction Letter.

3. Covenants of FAT Brands Inc.

i. FAT Brands Inc. (“FAT”) agrees that it shall not sell or otherwise dispose of, and shall not permit its Subsidiaries to sell or dispose of, any of FAT’s Equity Interests of Twin Hospitality Group Inc. (or any successor) (“Twin Hospitality”) until Twin Hospitality has used $75,000,000 of aggregate Qualified Equity Offering Proceeds or other proceeds to prepay the Outstanding Principal Amount of TP Issuer’s Series 2024-1 Notes.

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ii. FAT shall not, and shall not permit its Subsidiaries to, declare or pay any dividend or distribution in the form of Equity Interests in Twin Hospitality (or any security convertible into such Equity Interests) (A) on any date prior to the third anniversary of the First Amendment Date or (B) if any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing with respect to any Notes outstanding under any Base Indenture (as set forth on Schedule A to the Direction Letter) or would result therefrom under any Base Indenture (as set forth on Schedule A to the Direction Letter); provided, that this sentence shall not prevent the distribution described in clause (i) of the definition of Twin Peaks Listing Event.

4. Effectiveness. The amendments described in Sections 1 and 2 of this Amendment and the undertakings described in Section 3 will become effective when all of the following conditions have been satisfied:

a)	counterparts of this Amendment have been duly executed and delivered by the parties;

b)	the Issuer and Noteholders shall have directed the Trustee to execute this Amendment;

c)	All Noteholders under the Indenture have been made aware of and agree on the terms of the release of the portion of the Collateral (as such term is defined under the FBRH Indenture) relating to the “Residual Amounts”, “Excess Amounts” and “Monthly Management Fees” payable to FAT under the securitization transaction involving FAT Brands Twin Peaks I, LLC on or about the date hereof.

d)	the Issuer has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee, in each case stating that the execution of this Amendment is authorized or permitted by the Indenture and that all conditions precedent provided for in the Indenture relating to the Amendment have been complied with.

5. Reference to and Effect Upon the Transaction Documents. Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Transaction Documents, and all rights of the parties thereto and all of the obligations under the Transaction Documents, shall remain in full force and effect. All references to the Indenture in any other document or instrument means the Indenture as amended by this Amendment. This is an amendment, not a novation, of the Indenture.

6. GOVERNING LAW. THIS AMENDMENT WILL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures of the parties hereto transmitted by facsimile or by electronic media or similar means shall be deemed to be their original signature for all purposes.

8. Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Amendment or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; provided that if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Amendment in all other respects shall remain valid and enforceable.

9. Further Assurances. The parties hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

10. Headings. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

11. Limitation of Liability of Trustee. This Amendment is executed by Wilmington Trust, National Association, not in its individual capacity, but solely in its capacity as Trustee, and as such Wilmington Trust, National Association shall incur no personal liability in connection herewith.

[Remainder of Page Intentionally Left Blank; Signature Pages Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and effective as of the date first written above.

FB RESID HOLDINGS I, LLC, as Issuer

By:	/s/ Robert G. Rosen
Name:	Robert G. Rosen
Title:	President and Chief Executive Officer

FAT BRANDS ROYALTY I, LLC, as an Obligor

By:	/s/ Robert G. Rosen
Name:	Robert G. Rosen
Title:	President and Chief Executive Officer

FAT BRANDS GFG ROYALTY I, LLC, as an Obligor

By:	/s/ Kenneth J. Kuick
Name:	Kenneth J. Kuick
Title:	Treasurer and Chief Financial Officer

FAT BRANDS TWIN PEAKS I, LLC, as an Obligor

By:	/s/ Kenneth J. Kuick
Name:	Kenneth J. Kuick
Title:	Treasurer and Chief Financial Officer

Signature Page to Omnibus Amendment

FAT BRANDS FAZOLI’S NATIVE I, LLC, as an Obligor

By:	/s/ Robert G. Rosen
Name:	Robert G. Rosen
Title:	President and Chief Executive Officer

FAT BRANDS Inc., as an Obligor

By:	/s/ Robert G. Rosen
Name:	Robert G. Rosen
Title:	Co-Chief Executive Officer

Signature Page to Omnibus Amendment

3|5|2 CAPITAL ABS MASTER FUND LP, as Noteholder

By:	3|5|2 Capital GP LLC, its general partner

By:	/s/ Matt Smith
Name:	Matt Smith
Title:	Chief Operating Officer

TW EQUITY INVESTORS, L.P., as Noteholder

By:	Jasper Ridge Genpar Holdings, LLC, its general partner

By:	/s/ Raymond Durham
Name:	Raymond Durham
Title:	Vice President

Signature Page to Omnibus Amendment

FAT BRANDS INC., as Noteholder

By:	/s/ Robert G. Rosen
Name:	Robert G. Rosen
Title:	Co-Chief Executive Officer

Signature Page to Omnibus Amendment

UMB BANK, N.A., as Trustee and not in its individual capacity

By:	/s/ Michele Voon
Name:	Michele Voon
Title:	Senior Vice President

Signature Page to Omnibus Amendment

Acknowledged and agreed with respect to Section 3:

FAT BRANDS INC.

By:	/s/ Robert G. Rosen
Name:	Robert G. Rosen
Title:	Co-Chief Executive Officer

Signature Page to Omnibus Amendment